EXHIBIT 3.95
Secretary of State
Corporations Section
James K. Polk Building, Suite 1800
Nashville, Tennessee 37243-0306
DATE: 12/20/94
REQUEST NUMBER: 2929-0721
TELEPHONE CONTACT: (615) 741-0537
FILE DATE/TIME: 12/20/94 1200
EFFECTIVE DATE/TIME: 12/20/94 1630
CONTROL NUMBER: 0287819
TO: [MAIL]
BOULT CUMMINGS, CONNERS & BERRY
P.O. BOX 198062
NASHVILLE, TN 37219
RE:
SPARTA HOSPITAL CORPORATION
CHARTER — FOR PROFIT
     CONGRATULATIONS UPON THE INCORPORATION OF THE ABOVE ENTITY IN THE STATE OF TENNESSEE, WHICH IS EFFECTIVE AS INDICATED.
     A CORPORATION ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE CORPORATION’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH THE WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE CORPORATION AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS. PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE CORPORATION TO ADMINISTRATIVE DISSOLUTION.
     WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

FOR:	CHARTER – FOR PROFIT	ON DATE: 12/19/94
FROM:
BOULT, CUMMINGS, CONNERS & BERRY
P. O. Box 198062
NASHVILLE, TN 37219-0000
FEES

RECEIVED:	$50.00	$50.00

TOTAL PAYMENT RECEIVED:		$100.00

RECEIPT NUMBER:		00001725601
ACCOUNT NUMBER:		00000413

[SEAL]	/s/ Riley C. Darnell Riley C. Darnell, Secretary of State

CHARTER
OF
SPARTA HOSPITAL CORPORATION
     The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Tennessee Business Corporation Act, as amended, hereby adopts the following charter for such corporation:
     ARTICLE ONE: The name of the Corporation is Sparta Hospital Corporation.
     ARTICLE TWO: The period of its duration is perpetual.
     ARTICLE THREE: The corporation is for profit.
     ARTICLE FOUR: The purpose for which the Corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Tennessee Business Corporation Act (the “Tennessee Code”).
     ARTICLE FIVE: The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of $.01 par value per share common stock.
     ARTICLE SIX: The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.
     ARTICLE SEVEN: The Street address of its initial registered office is 306 Guy Street, Suite 200, Nashville, Davidson County, Tennessee 37201 and the name of its initial registered agent at such address is Corporation Service Company.
     ARTICLE EIGHT: The complete address of the corporation’s principal office is 155 Franklin Road, Suite 400, Brentwood, Williamson County, Tennessee 37027.
     ARTICLE NINE: Election of the Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.
     ARTICLE TEN: The name and address of the incorporator is:
Robin J. Payton
414 Union Street, Suite 1600
Nashville, TN 37219
     ARTICLE ELEVEN: To the greatest extent permitted by Tennessee law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 48-18-304 of the Tennessee Code or (iv) for any transaction from which the director derives an improper personal benefit. If the Tennessee Code is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Code, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     ARTICLE TWELVE: A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, or is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Tennessee Code as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Tennessee Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
     B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Tennessee Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Tennessee Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
     C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Code.
     E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Tennessee Code with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
     ARTICLE THIRTEEN: The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the board of directors.
     IN WITNESS WHEREOF, I have hereunto set my hand, this 20th day of December, 1994.

/s/ Robin J. Payton Robin J. Payton, Incorporator
414 Union Street
Suite 1600
Nashville, TN 37219
BK 1257 PG 113
Filed December 20, 1994 12:00
STATE OF TENNESSEE, COUNTY OF WILLIAMSON
RECEIVED FOR RECORD THE 03 DAY OF JANUARY
1995 AT 0801 A.M. __________ 122348
RECORDED IN OFFICIAL RECORDS
BOOK 1257 Page 112-117
NOTEBOOK 54 page 47
STATE TX $.00 CLERKS FEE $.00
RECORDING $5.00 — Total $5.00
REGISTER OF DEEDS: SADIE WADE
DEPUTY REGISTER; ANGELA MAY

Secretary of State	DATE: 03/03/08
Division of Business Services	REQUEST NUMBER: 6232-0664
312 Eighth Avenue North	TELEPHONE CONTRACT: (615) 741-2286
6th Floor, William R. Snodgrass Tower	FILE DATE/TIME: 03/03/08 1544
Nashville, Tennessee 37243	EFFECTIVE DATE/TIME: 03/03/08 1630
CONTROL NUMBER: 0287819

TO:	WALLER LANSDEN DORTCH & DAVIS 511 UNION ST/#2700 PO BOX 198966 NASHVILLE, TN 37219-8966

RE:	SPARTA HOSPITAL CORPORATION ARTICLES OF AMENDMENT TO THE CHARTER
     THIS WILL ACKNOWLEDGE THE FILING OF THE ATTACHED DOCUMENT WITH AN EFFECTIVE DATE AS INDICATED ABOVE.
     WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE.
     PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.

BK/PG: 4505/647-648
08009261
Charter
03/06/2008 11;57 A.M.
Batch 119247
Mtg Tax	0.00
Trn Tax	0.00
REC Fee	5.00
DP Fee	2.00
Reg Fee	0.00
Total	7.00

FOR:	ARTICLES OF AMENDMENT TO THE CHARTER	ON DATE: 03/03/08
FROM:
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
P. O. Box 198966
Nashville, TN 37219-8966
FEES

RECEIVED:	$20.00	$0.00

TOTAL PAYMENT RECEIVED:		$20.00

RECEIPT NUMBER:		00004342310
ACCOUNT NUMBER:		00000832

[SEAL]	/s/ Riley C. Darnell Riley C. Darnell, Secretary of State

ARTICLES OF AMENDMENT
TO THE CHARTER OF
SPARTA HOSPITAL CORPORATION
     To the Secretary of the State of Tennessee:
     In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act (the “Act”), Sparta Hospital Corporation (the “Corporation”), organized and existing under and by virtue of the provisions of the Act and all amendments thereto, does hereby submit this Amendment to its Charter:
1.	The name of the Corporation is Sparta Hospital Corporation.

2.	Article 7 of the Charter is deleted in its entirety and the following is substituted in lieu thereof:

The street address of its registered office is 800 S. Gay Street, Suite 2021, Knoxville, Tennessee 37929, and the name of its registered agent at such address is CT Corporation System.

3.	Article 8 of the Charter is deleted in its entirety and the following is substituted in lieu thereof:

The complete address of the corporation’s principal office is 501 Corporate Centre, Suite 200, Franklin, Tennessee 37067.
     4. This amendment was duly authorized and adopted by the Board of Directors of the Corporation by written consent action taken effective as of February 29, 2008. The foregoing amendment did not require shareholder approval.

SPARTA HOSPITAL CORPORATION

/s/ Denise W. Warren Name: Denise W. Warren
Title: Vice President and Secretary
     Dated: February 29, 2008
FILED
RECEIVED BY THE STATE OF TENNESSEE
2008 MAR 03 PM 3:44
RILEY DARRELL
SECRETARY OF STATE
6232 - 0664